                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

ESG Communications Inc.                             Delaware

IINS, Inc.                                          Delaware

Infonet Broadband Services Corporation              Delaware

Infonet USA Corporation                             Delaware

NetWorks Telephony Corporation                      Delaware

Infonet N.V./S.A.                                   Belgium

Interpac Belgium S.A.                               Belgium

Infonet Software Solutions                          Canada

Infonet China Limited                               China

Infonet France S.A.                                 France

Osiware International, S.A.                         France

Infonet Italia S.p.A.                               Italy

Interpac Luxembourg S.A.                            Luxembourg

Infonet Servicios de Communicaciones, S.A. de C.V.  Mexico

Infonet Taiwan                                      Taiwan

Infonet UK, Ltd.                                    UK

IBSC Limited                                        UK